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                            THIRD AMENDMENT AGREEMENT
                                       TO
                     PALLADIUM AND PLATINUM SALES AGREEMENT

         THIS THIRD AMENDMENT AGREEMENT (this "Amendment") is made and entered into as of this 13th day of March, 2002, by and between STILLWATER MINING COMPANY, a Delaware corporation, whose address is 737 Palladium Place, Columbus, MT 59019 ("SMC"), and FORD MOTOR COMPANY, a Delaware corporation, whose address is One Parklane Boulevard, Parklane Towers East Suite 1500, Dearborn, Michigan ("Ford").

         SMC and Ford are parties to a Palladium and Platinum Sales Agreement dated as of August 13, 1998 (as amended by the First Amendment Agreement dated as of October 27, 2000, and by the Second Amendment Agreement dated as of March 27, 2001, the "Original Contract," and, as the same may be amended from time to time, the "Agreement"). Ford has requested and SMC has agreed to an amendment to the Agreement to provide Ford with audit rights, and SMC has requested and Ford has agreed to clarify by way of example the pricing of year-end deliveries, in each case subject to the terms and conditions hereof.

         Accordingly, the parties hereto agree as follows:

         SECTION 1.        Definitions; Interpretation.

                  (a) Terms Defined in Agreement. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

                  (b) Interpretation. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

         SECTION 2.        Amendments to the Agreement.

                  (a) Amendments. The Agreement shall be amended as follows, effective as of January 1, 2002, upon satisfaction of the conditions set forth in Section 3:

                  (i) Section 4 shall be amended by adding a new Section 4(c) to read as follows:

                  (c) Year-End Delivery and Pricing. The parties agree that during the term of the Agreement, the price to be paid by Ford for actual deliveries made by SMC to Ford during any calendar year shall be the pricing set forth in this Section 4 for such Contract Year, and that the price paid by Ford for the delivery made by SMC to Ford on December 31, 2001 was based on Contract Year 2001 pricing and that the price to be paid by Ford for all deliveries made by SMC to Ford during calendar year 2002, including the last delivery made during December 2002, will be based on Contract Year 2002 pricing.

                  (ii)     A new Section 30 shall be added to read as follows:

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         Section 30.       Inspection Rights. During the term of this Agreement
and upon reasonable advance notice, Ford shall have the right, during normal business hours, to send its authorized representatives to examine documents, records, and materials in the possession or under the control of SMC as they pertain to (i) quantity of production in Sections 3(a), 3(b), 3(c), 3(e) and 3(f) and (ii) the pricing of Metal under Sections 4 and 5. Ford's rights of inspection will be subject to SMC's right to safeguard its own and its other customers' confidential information and subject to Ford's agreement to keep all nonpublic information confidential. SMC will make all commercially reasonable efforts to separate pertinent information from other confidential information in order to facilitate Ford's inspection. SMC shall maintain all pertinent books and records relating to this Agreement during the term of this Agreement (and any extensions) and for a period of two years following termination of this Agreement. All costs and expenses of personnel sent by Ford to conduct any inspection will be borne by Ford.

                  (b) References Within Agreement. Each reference in the Agreement to "this Agreement" and the words "hereof," "herein," "hereunder," or words of like import, shall mean and be a reference to the Agreement as amended by this Amendment.

         SECTION 3.        Conditions of Effectiveness. The effectiveness of
Section 2 of this Amendment shall be subject to the satisfaction of the following condition precedent:

                  (a) Agreement. SMC and Ford shall have each received a signed counterpart of this Amendment, or a facsimile copy thereof, signed by the other party hereto.

         SECTION 4.        Miscellaneous.

                  (a) Agreement Otherwise Not Affected. Except as expressly amended pursuant hereto, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

                  (b) No Reliance. Each party hereto hereby acknowledges and confirms to the other that such party is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representations, understanding or communication by or on behalf of any other Person.

                  (c) Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by each party hereto and their respective successors and assigns.

                  (d) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK UPON THE SAME TERMS AND CONDITIONS AS THOSE SET FORTH IN SECTION 26 OF THE AGREEMENT.

                  (e) Complete Agreement; Amendments. This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes to the extent inconsistent all prior commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Section 24 of the Agreement.

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                  (f)      Severability. Whenever possible, each provision of
this Amendment shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Amendment shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Amendment, or the validity or effectiveness of such provisions in any other jurisdiction.

                  (g) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

                                  STILLWATER MINING COMPANY

                                  By: /s/ Francis R. McAllister
                                      ------------------------------------------
                                  Name:  Francis R. McAllister
                                  Title: Chairman and Chief Executive Officer

                                  By: /s/ Robert C. Lapple
                                      ------------------------------------------
                                  Name:  Robert C. Lapple
                                  Title: Vice President Metal Marketing

                                  FORD MOTOR COMPANY

                                  By: /s/ Pony Brown
                                      ------------------------------------------
                                  Name:  Pony Brown
                                  Title: Executive Director of Metals Purchasing

                                  By: /s/ Jeff Wellman
                                      ------------------------------------------
                                  Name:  Jeff Wellman
                                  Title: Executive Director of Raw Materials
                                  Purchasing

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